                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE                       COMPANY CONTACT:  Paul A. Miller
                                                              (978)  725-7555

                                 LSB CORPORATION
                           THIRD QUARTER RESULTS 2005

NORTH ANDOVER, MA, -- (MARKET WIRE) - October 24, 2005 - LSB Corporation, (the "Corporation" or the "Company") (NASDAQ-LSBX), today announced results for the three and nine months ended September 30, 2005. Press releases and SEC filings can be viewed on the internet at our website www.LawrenceSavings.com/press-main.asp or www.LawrenceSavings.com/stockholder-info.asp, respectively.

The Corporation reported net income of $857,000 or $0.19 diluted earnings per share for the third quarter of 2005. This amount compares to net income of $697,000 or $0.16 diluted earnings per share for the same period of 2004. Net income for the nine months ended September 30, 2005 was $2,474,000 or $0.55 diluted earnings per share compared to $3,840,000 or $0.86 diluted earnings per share for the nine months ended September 30, 2004.

Net income for the nine months ended September 30, 2005 decreased by $1,366,000 from the same period in 2004. This decrease is primarily due to the receipt of $2,528,000 (after tax $1,565,000 or approximately $0.35 diluted earnings per share) in 2004 from a U.S. Bankruptcy Judge's Order to make an interim distribution in a case in which the Company's wholly owned subsidiary, Lawrence Savings Bank (the "Bank"), is a secured creditor. The Bank recognized $253,000 of the interim distribution as a recovery to the allowance for loan losses on amounts previously charged off and the remaining $2,275,000 as a lawsuit judgment collected in non-interest income. The interim distribution was received by the Company in the second quarter of 2004. Net income rose by $199,000 or 8.7% for the nine months ended September 30, 2005 compared to the same period in 2004 exclusive of the after tax effect of the interim distribution noted above.

Net interest income for the three months ended September 30, 2005 increased by $63,000 or 1.9% to $3,455,000 from $3,392,000 in 2004. Net interest income increased primarily due to higher average investment and loan balances, which contributed $875,000 to interest income for the three months ended 2005 compared to 2004. These interest earning assets were funded by deposit growth and Federal Home Loan Bank (`FHLB") advances, which increased interest expense by $732,000. Increased yields on interest earning assets contributed $104,000 to interest income, while higher cost of funding increased interest expenses by $184,000 for the three months ended September 30, 2005.

Non-interest income increased by $33,000 for the three months ended September 30, 2005 to $381,000 from $348,000 for the three months ended September 30, 2004. The increase in non-interest income was primarily due to loan fees increasing by $14,000. The increase in loan fees from the third quarter of 2004 can be attributed to $54,000 of increased fair value of mortgage servicing rights in 2005 from 2004 partially offset by a decrease in late fees and prepayment penalties on commercial real estate loans of $37,000 in 2005. Gains on the sale of mortgage loans increased $18,000 due to an increase in loans sold in the third quarter of 2005 to $870,000 from $223,000 in 2004. Offsetting these increases was a decrease of $16,000 in deposit account fees due to a reduction in NOW account fees.

Non-interest expenses were $2,507,000 for the three months ended September 30, 2005 compared to $2,706,000 for the same period of 2004. The decrease in the three months of 2005 compared to 2004 is primarily due to a decrease in salaries and employee benefits of $131,000 resulting from a reduction in pension expense. Professional fees decreased $30,000 resulting from a reduction in the accrual for audit fees and consulting fees of $22,000 and $7,000, respectively. The accrual for audit fees was reduced due to the delayed implementation date of Sarbanes-Oxley Section 404 until 2007. Other operating expenses decreased $41,000 relating to a reduction in stockholder expenses for cost associated with printing and legal services. Partially offsetting these expense decreases was an increase in occupancy and equipment expense of $10,000 mainly attributable to rent expense.

Net interest income for the nine months ended September 30, 2005 increased by $359,000 or 3.5% to $10,540,000 from $10,181,000 in 2004. Net interest income increased primarily due to higher average investment and loan balances, which contributed $1,995,000 to interest income for the nine months ended 2005 compared to 2004. These interest earning assets were funded by deposit growth and FHLB advances, which increased interest expense by $1,176,000. Increased yields on interest earning assets contributed $685,000 while higher cost of funding increased interest expense by $1,145,000.

Non-interest income for the nine months ended September 30, 2005 decreased $42,000, excluding the lawsuit judgment collected in 2004, primarily attributable to a reduction in loan fees of $53,000 in 2005 from 2004. This reduction in loan fees for the nine months ended September 30, 2005 from the same period in 2004 can be attributed to a decrease of $99,000 in prepayment penalties on commercial real estate loan payoffs in 2004 that did not occur in 2005. Gains on the sale of mortgage loans decreased $29,000 to $35,000 in 2005 from $64,000 in 2004 due to a reduction in loan sales. ATM and Debit Card Fees increased by $38,000 in 2005 from 2004.

Non-interest expenses were $7,848,000 for the nine months ended 2005 compared to $7,965,000 in 2004. Salaries and employee benefits decreased to $4,708,000 in 2005 from $4,904,000 in 2004 due to a reduction in pension and other post retirement expenses in 2005 from 2004. Occupancy and equipment expense increased to $708,000 in 2005 from $658,000 in 2004 mainly attributable to increased rent expense and increased depreciation expense associated with the new branch in Salem, NH, which incurred nine months of depreciation expense in 2005 versus three and a half months in 2004 after opening on June 14, 2004. The other expenses in 2005 increased primarily due to an increase in marketing expenses of $57,000 and the reimbursement of $100,000 in legal fees as part of an insurance claim recovery in the amount of $197,000 in 2004.

The Corporation continues to look for quality assets, seeks to maintain a low level of risk assets and seeks to grow the loan portfolio profitably. Non-performing loans totaled $33,000 at September 30, 2005 up from zero at December 31, 2004. The allowance for loan losses to total loans has decreased slightly to 1.77% at September 30, 2005 from 1.78% at December 31, 2004.

Total assets increased to $533,308,000 at September 30, 2005 up from $518,477,000 at December 31, 2004. The increase in assets during 2005 is mainly attributable to an increase of $5,922,000 in investment securities, an increase of $2,674,000 in federal funds sold, a $2,210,000 increase in Federal Home Loan Bank stock, and $1,020,000 in loan growth. The funding for these assets came primarily from deposit growth and increased FHLB advances of $9,370,000 and $4,483,000, respectively in 2005.

Total deposits at September 30, 2005 were $308,476,000 up from $299,106,000 at December 31, 2004. The change from December 31, 2004 is due primarily to increases in certificates of deposit accounts of $5,269,000, demand deposit accounts of $5,166,000, and NOW accounts of $1,657,000 which were partially offset by a decrease in money market investment accounts of $2,272,000.

At September 30, 2005, the Company's stockholders' equity was $58,866,000 as compared to $57,838,000 at December 31, 2004. The increase during 2005 reflects net income of $2,474,000, a tax benefit associated with the exercise of stock options of $211,000 and proceeds from the exercise of stock options of $512,000. Offsetting these increases were the declaration of cash dividends to shareholders of $1,859,000 and a decrease in the market values of securities available for sale (net of taxes) of $310,000. The Corporation's leverage ratio decreased to 10.87% at September 30, 2005 from 11.25% at December 31, 2004 as a result of average quarterly assets increasing due to the purchase of investment securities during the first nine months of 2005. The Corporation exceeds all regulatory capital ratio requirements of the Federal Reserve Board as of and for all periods presented. The Bank exceeds all regulatory capital ratio requirements prescribed by the FDIC as of and for all periods presented.

The Company takes this opportunity to announce the retirement of Jeffrey W. Leeds, CRC as Chief Lending Officer of the Bank effective December 31, 2005. Mr. Leeds has been with the Bank since April 1987. His replacement will be Jacob Kojalo, age 60, who is currently a Senior Vice President in the Lending Division and reports directly to Mr. Leeds. Mr. Kojalo has been with the Bank since February 1995. Mr. Kojalo has been in banking since 1967 and a lending officer since 1968. Mr. Kojalo earned a BA at Assumption College and a MBA at Clark University (Worcester, MA).

Lawrence Savings Bank, the Company's wholly-owned subsidiary, is a Massachusetts chartered savings bank organized in 1868 and headquartered at 30 Massachusetts Avenue, North Andover, Massachusetts, approximately 25 miles north of downtown Boston. Lawrence Savings Bank operates 5 banking offices in Massachusetts in Andover, Lawrence, Methuen, and North Andover and 1 banking office in Salem, New Hampshire. Go to www.LawrenceSavings.com for all your Internet Banking needs. Please visit it today. Lawrence Savings Bank is an Equal Housing Lender and member, FDIC and DIFM.

This press release may contain certain statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are not historical facts and include expressions of management's expectations at a specific point in time regarding future relationships, structures, opportunities and market conditions. Such expectations may or may not be realized, depending on a number of variable factors, including but not limited to, changes in interest rates or in the relationships between long-term and short-term rates, disruptions in credit markets, changes in regional and local economic conditions, changes in local housing markets, changes in the regulatory environment including regulatory compliance costs, changes in technology and changes in the competitive environment in which the Company operates. As a result of such risks and uncertainties, the Company's actual results may differ materially from such forward-looking statements. The Company does not undertake, and specifically disclaims any obligation to publicly release revisions to any such forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statement.

                                 LSB CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET*
                      (In thousands, except per share data)


                                               September 30, 2005      December 31, 2004
                                               ------------------      -----------------
Loans                                                $ 233,830            $ 232,810
Allowance for loan losses                               (4,133)              (4,140)
Investments held to maturity                           221,569              200,264
Investments available for sale                          47,656               63,039
Federal Home Loan Bank stock                            10,097                7,887
Federal funds sold                                       2,883                  209
Other assets                                            21,406               18,408
                                                     ---------            ---------
Total assets                                         $ 533,308            $ 518,477
                                                     =========            =========
Deposits                                             $ 308,476            $ 299,106
Borrowed funds                                         161,746              157,263
Other liabilities                                        4,220                4,270
Stockholders' equity                                    58,866               57,838
                                                     ---------            ---------
Total liabilities and stockholders' equity           $ 533,308            $ 518,477
                                                     =========            =========
Book value per share                                 $   13.19            $   13.33
                                                     ---------            ---------

Select financial ratios:                             September 30, 2005      December 31, 2004
------------------------                             ------------------      -----------------
Capital ratios:
   Stockholders' equity to total assets ratio               11.04%                  11.16%
Risk-based ratio
   Leverage ratio                                           10.87%                  11.25%
   Total capital ratio                                      19.64%                  19.63%
Asset quality ratios:
   Allowance for loan losses to loans                        1.77%                   1.78%
   Risk assets to total assets                               0.01%                   0.00%
Risk assets:
   Non-performing loans                                    $   33                  $   --
   Other real estate owned                                     --                      --
                                                           ------                  ------
Total risk assets                                          $   33                  $   --
                                                           ======                  ======


                    CONDENSED CONSOLIDATED INCOME STATEMENT*
                        (In thousands, except share data)

                                                      Three months ended                             Nine months ended
                                            -----------------------------------------     -----------------------------------------
                                            September 30, 2005     September 30, 2004     September 30, 2005     September 30, 2004
                                            ------------------     ------------------     ------------------     ------------------
Interest income                                  $     6,467           $     5,488           $    19,071           $    16,391
Interest expense                                       3,012                 2,096                 8,531                 6,210
                                                 -----------           -----------           -----------           -----------
Net interest income                                    3,455                 3,392                10,540                10,181
Provision (credit) for loan losses                        --                    --                    --                  (300)
                                                 -----------           -----------           -----------           -----------
Net interest income after provision (credit)
   for loan losses                                     3,455                 3,392                10,540                10,481
Non-interest income                                      381                   348                 1,133                 1,175
Lawsuit judgment collected                                --                    --                    --                 2,275
Non-interest expense                                   2,507                 2,706                 7,848                 7,965
                                                 -----------           -----------           -----------           -----------
Net income before income taxes                         1,329                 1,034                 3,825                 5,966
Income tax expense                                       472                   337                 1,351                 2,126
                                                 -----------           -----------           -----------           -----------
Net income                                       $       857           $       697           $     2,474           $     3,840
                                                 ===========           ===========           ===========           ===========
Basic earnings per share                         $      0.19           $      0.16           $      0.56           $      0.89
Dilutive earnings per share                      $      0.19           $      0.16           $      0.55           $      0.86
                                                 ===========           ===========           ===========           ===========
Average shares outstanding                         4,455,652             4,312,649             4,415,223             4,293,362
Average diluted shares outstanding                 4,532,086             4,482,075             4,523,436             4,452,403
                                                 ===========           ===========           ===========           ===========

                                                       Three months ended                          Nine months ended
                                            -----------------------------------------     -----------------------------------------
                                            September 30, 2005     September 30, 2004     September 30, 2005     September 30, 2004
                                            ------------------     ------------------     ------------------     ------------------


Select financial ratios:
  Return on average assets                            0.63%                0.58%                   0.61%                 1.07%
  Return on average stockholders' equity              5.82%                4.88%                   5.69%                 9.20%
                                                      ----                 ----                    ----                  ----


*     Unaudited